ENERGY SERVICES FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Face

Market

Shares

Value

Amount

Value

COMMON STOCKS 99.6%

REPURCHASE AGREEMENTS 0.3%

Schlumberger Ltd.

173,284 $

17,045,947

Collateralized by U.S. Treasury

Transocean, Inc.† *

100,300

14,357,945

Obligations

Halliburton Co.

243,903

9,246,363

Lehman Brothers Holdings, Inc.

National-Oilwell Varco, Inc.*

111,409

8,184,105

issued 12/31/07 at 1.00% due

Diamond Offshore Drilling,

01/02/08

$

549,455

$

________

549,455

Inc.†

57,261

8,131,062

Total Repurchase Agreements

Weatherford International Ltd.*

116,897

8,019,134

(Cost $549,455)

________

549,455

Baker Hughes, Inc.†

95,343

7,732,317

Tenaris SA — SP ADR

171,170

7,656,434

SECURITIES LENDING COLLATERAL 25.2%

Noble Corp.

122,513

6,923,210

Investment in Securities Lending Short

Smith International, Inc.

86,018

6,352,429

Term

Cameron International Corp.*

108,044

5,200,158

Investment Portfolio Held

ENSCO International, Inc.†

84,044

5,010,703

by U.S. Bank

43,422,581

________

43,422,581

Grant Prideco, Inc.*

79,591

4,418,096

Total Securities Lending Collateral

Nabors Industries Ltd.*

159,919

4,380,181

(Cost $43,422,581)

43,422,581

FMC Technologies, Inc.*

75,832

4,299,674

______

BJ Services Co.†

167,911

4,073,521

Total Investments 125.1%

Pride International, Inc.*†

111,968

3,795,715

(Cost $128,675,258)

$

________

215,241,485

Exterran Holdings, Inc.*†

45,314

3,706,685

Liabilities in Excess of Other

Helmerich & Payne, Inc.†

91,370

3,661,196

Assets – (25.1)%

$

(43,236,204)

________

Rowan Cos., Inc.†

87,932

3,469,797

Net Assets – 100.0%

$

172,005,281

Atwood Oceanics, Inc.*†

32,247

3,232,439

*

Non-Income Producing Security.

Dresser-Rand Group, Inc.*

74,510

2,909,616

†

All or a portion of this security is on loan at December 31, 2007.

Oceaneering International, Inc.*

43,053

2,899,620

Patterson-UTI Energy, Inc.†

136,951

2,673,284

Superior Energy Services*†

76,951

2,648,653

Tidewater, Inc.†

48,028

2,634,816

Dril-Quip, Inc.*

45,461

2,530,359

SEACOR Holdings, Inc.*†

25,677

2,381,285

Unit Corp.*

50,646

2,342,378

Global Industries Ltd.*†

108,065

2,314,752

Hercules Offshore*†

93,220

2,216,772

W-H Energy Services, Inc.*

33,977

1,909,847

Oil States International, Inc.*†

51,398

1,753,700

Complete Production Services,

Inc.*†

94,342

1,695,326

Tetra Technologies, Inc.*†

93,894

________

1,461,930

Total Common Stocks

(Cost $84,703,222)

171,269,449

________

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